Enova Highlights Improvements, Growth and Execution at the 2010 Shareholder Meeting

Announces Addition of Mr. John Micek as Chief Financial Officer

TORRANCE, CA December 13, 2010 – Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a production company in an emerging industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems, yesterday held its Annual Meeting at its offices in Torrance California.

The meeting reiterated Enova’s previously disclosed 2009 results , as well as highlighted 2010 improvements , growth and execution including:

•	Growth in Enova’s quarter-over-quarter positive gross margins

•	Reduced Inventory and strong cash management

•	Increases in customer volume and order book of approximately $6M as of September 30th anticipated for delivery to customers in Q4 2010 and the first quarter of 2011

•	Aggressive development with incremental customers and suppliers

•	Continued ISO Certification

•	Ongoing validation of Next Generation Omni System

Enova President and CEO Mike Staran commented, “The Company continues to strengthen its core capabilities, and has added incremental customer and supplier interest, which are important to our initiatives. With the existing order book, and pending opportunities, we look to continue improving our revenue and positive margin growth.”

The Meeting also confirmed the appointment of independent auditing firm PMB Helin Donovan, LLP for 2010; and the re-election of Directors Richard Davies, John Micek, Edwin Riddell, Roy Roberts, Michael Staran and John Wallace.

Enova also has strengthened its management team by announcing John Micek as Chief Financial Officer effective as of January 1, 2011. John will replace Jarett Fenton, who has decided to move into other areas of opportunity. Mr. Fenton has indicated his willingness and availability, however, to support Enova as needed during this transition. We thank Mr. Fenton for his services and efforts to Enova. John, also a Board member, most recently served as the Board’s Chairman of the Audit Committee. In 2000, he negotiated the sale of Universal Warranty Corporation (UWC) to GMACI, and remained on the Board of UWC from 2000-2003. From 2000 to the present , Mr. Micek has been the Managing Director of Silicon Prairie Partners, LP, a Palo Alto, California-based venture fund, where he led SPP’s investments into Medivation (Nasdaq: MDVN), Puda Coal (AMEX: PUDA), Web Reservations Limited (acquired by H&F Limited) and Scout Media (acquired by Fox Interactive Media). Since April 2010, Mr. Micek has also been Managing Partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding University and Corporate lab spinouts in areas including cleantech and pharma. He is licensed to practice law in California, where his practice focused on financial services. Currently, he actively serves on the Board of Directors of Armanino Foods of Distinction, Innovaro Corporation, and JAL/Universal Assurors. John is a cum laude graduate of Santa Clara University, Mr. Micek completed his law degree at the University of San Francisco School of Law, where he was Senior Articles Editor of the Law Review.

Mr. Staran added, “John provides us a level of experience and knowledge that will advance our ability to achieve our financial goals. His knowledge of the company and understanding of finance are assuredly complementary to the company and our directives.”

About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
Tel: 310-527-2800

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2009.